EXHIBIT 2.1
                              Agreement and Plan of
                                 Share Exchange

     This Agreement and Plan of Share Exchange ("Agreement"), dated as of January 29, 1996, is entered into by and between (i) Triangle, Inc., a Colorado corporation ("Triangle"); (ii) PetCare, Inc., a Delaware corporation ("PetCare"); and (iii) Thomas LeVine, Ted Sprinkle, Jr., Kenneth Rotondo, Joseph
J. Messina, and Martin I. Saposnick (hereafter together the "PetCare Shareholders"), with the same business address as PetCare

                                 R E C I T A L S

     A. The Exchange and Subsequent Reverse Split. As of the Effective Time (as defined in Section 1.4), the parties intend for Triangle to acquire all of the 3,000,000 issued and outstanding shares of Common Stock of PetCare ("PetCare Shares"), in exchange for 600,000,000 shares of the Common Stock of Triangle ("Triangle Shares"). The Triangle Shares shall be voting stock, shall be restricted from transfer without registration under the Securities Act of 1933, as amended (the "1933 Act"), and shall be subject to escrow until PetCare completes the acquisition of its first veterinarian hospital, as hereafter provided.

     Prior to the Closing Date, the board of directors of Triangle shall have submitted to the shareholders of Triangle for their approval: (i) the proposed reverse stock split, on a 1 for 200 basis, of the shares of Common Stock of Triangle to be issued and outstanding after the Effective Time (hereafter defined) of the Exchange, such that there shall be not more than 3,300,000 shares of Common Stock of Triangle outstanding after such reverse split is effected; (ii) an amendment to the Articles of Incorporation of Triangle to change the name of the corporation to PetHealth Systems, Inc.; (iii) relocation of the corporate domicile of Triangle from Colorado to Delaware; and (iv) such other matters as such board of directors may deem appropriate for consideration by the shareholders of Triangle.

     B. Tax Structure of the Transaction. It is the intention of the parties that for federal income tax purposes the exchange of Triangle Shares for the PetCare Shares as contemplated under this Agreement (hereafter referred to as the "Exchange") shall qualify as a "reorganization" within the meaning of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("Code").

     C. Approvals. The respective Boards of Directors of Triangle and PetCare have determined that this Agreement is in the best interests of Triangle or PetCare, as the case may be, and its respective shareholders, and have duly approved this Agreement and authorized its execution and delivery.

     Now,   Therefore,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants, and agreements set forth herein, the parties agree as follows:

                                A G R E E M E N T

                                    Article I

                      The Exchange; Closing; Effective Time

     1.1 The Exchange. Subject to the terms and conditions of this Agreement, at the Effective Time (hereinafter defined), Triangle and PetCare and the PetCare Shareholders shall consummate the Exchange by which PetCare shall become a 100 percent owned subsidiary of Triangle, without change in the separate existence of PetCare as an operating corporation under the laws of the State of Delaware. The Exchange shall have the effects specified in Section 7-111-102(4) of the Colorado Business Corporation Act ("CBCA").

     1.2 Effective Time. Promptly after all conditions to consummation of this Agreement have been satisfied, Triangle shall prepare and file Articles of Share Exchange with the Colorado Secretary of State, pursuant to CBCA Section 7-111-105. The Effective Time of the Exchange shall be the time and date of such filing.

     1.3 Closing. The closing of the Exchange ("Closing") shall take place at the offices of PetCare, 444 Madison Avenue, Suite 1710, New York, New York 10022, at 10:30 a.m. on the first business day on which all the conditions set forth in this Agreement (other than those that are waived by the party for whose benefit such conditions exist) can be fulfilled, or at such other place and/or time and/or on such other date to which the parties agree. The date upon which the Closing shall occur is herein called the "Closing Date."

                                   Article II

                      Articles of Incorporation and Bylaws
                             of Triangle and PetCare

     2.1 Articles of Incorporation. The Articles of Incorporation of Triangle, and of PetCare, in existence as of the date of this Agreement shall not be affected by the Exchange as of the Closing Date. A proposed amendment to the Articles of Incorporation of Triangle shall have been submitted to the shareholders of Triangle for approval prior to the Closing Date, as set forth in
Section 7.3(v) of this Agreement. After the Closing Date, PetCare shall change its name to PetHealth Management, Inc. or similar name.

     2.2 Bylaws. The Bylaws of Triangle, and of PetCare, as of the date of this Agreement shall not be affected by the Exchange.


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                                   Article III

                             Directors and Officers
                             of Triangle and PetCare

     3.1 Directors. The number of directors to serve on the board of directors of Triangle shall be increased (from the current number of three) to five. At the Closing, the current directors of Triangle shall elect Ted Sprinkle, Jr., Kenneth Rotondo, Joseph J. Messina, and Martin I. Saposnick as directors of Triangle, and thereafter the current directors of Triangle shall resign. The directors of PetCare shall remain in office.

     3.2 Officers. The current officers of Triangle shall resign as of the Closing, and new officers shall be appointed by the new directors of Triangle.

                                   Article IV

               Exchange Consideration; Conversion or Cancellation
                            of Shares in the Exchange

     4.1 Exchange Consideration; Conversion or Cancellation of Shares. At the Effective Time, by virtue of the Exchange and without any further action on the part of any PetCare Shareholder, except for his execution of this Agreement prior to the Closing Date, all of the PetCare Shares shall be exchanged for Triangle Shares, at the rate of 200 Triangle Shares for 1 PetCare Share. From and after the Effective Time, Triangle shall own all the outstanding PetCare Shares.

     4.2 Exchange of Share Certificates; Escrow of Shares Issuable to PetCare Shareholders. PetCare shall deliver the certificates for all the issued and outstanding shares of Common Stock of PetCare to Triangle. Triangle shall issue instructions to its transfer agent, Corporate Stock Transfer, Denver, Colorado, to issue certificates for the Triangle Shares in the names of the PetCare Shareholders. Such Triangle Shares, and the certificates for such Triangle Shares, shall be placed into escrow with counsel to Triangle, pursuant to an Escrow Agreement, the form of which is attached to this Agreement as Exhibit 4.2 and incorporated herein by reference. The Triangle Shares shall be issued without registration under the 1933 Act, and the certificates for such Shares shall bear the customary 1933 Act restrictive legend. No fractional Triangle Shares shall be issued in the Exchange.

     4.3 Lockup of Shares of Triangle Held by Officers, Directors and Certain Shareholders. As of the Effective Time, the issued and outstanding shares of Common Stock of Triangle held by the officers, directors and holders of more than 5% of such shares of Common Stock will be subjected to restrictions on resale by such persons, pursuant to the Lockup Agreement to be executed and delivered to PetCare. The form of Lockup Agreement is attached to this Agreement as Exhibit 4.3.


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
                                    Article V

                         Representations and Warranties

     5.1 Representations and Warranties of PetCare and Triangle. PetCare hereby represents and warrants to Triangle, and Triangle represents and warrants to PetCare that:

          a. Corporation Organization and Qualification. Each is a corporation duly organized and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it requires such qualification, except for any such failure so to qualify or be in good standing which is not reasonably likely to have a Material Adverse Effect. "Material Adverse Effect" means an effect which would be materially adverse to the properties, business, financial condition, results of operations or prospects of PetCare or Triangle. Each corporation has the requisite corporate power and authority to carry on its business as is now being conducted. Each has made available to the other complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date.

          b. Capital Stock.

          (i) Triangle. Triangle has an authorized capital stock of 100,000,000 preferred shares, $.10 par value, none of which are issued or outstanding, and 800,000,000 common shares, no par value, of which 57,006,090 are issued and outstanding as of the date of this Agreement. There shall be not more than 60,000,000 shares of Common Stock of Triangle issued and outstanding as of the Closing Date. All issued and outstanding shares of Common Stock of Triangle have been duly authorized and validly issued and are fully paid and nonassessable. Triangle has reserved 10,000,000 shares of Common Stock for issuance under the Triangle Incentive Stock Option Plan; no options have been issued as of the date of this Agreement. Triangle has outstanding no bonds, debentures or other obligations the holders of which have any right to vote with the shareholders of Triangle on any matter. Triangle has issued and outstanding no bonds, debentures or other obligations which are convertible or exchangeable into or which are exercisable for securities of Triangle having the right to vote.

          (ii) PetCare. PetCare has an authorized capital stock of 3,000,000 shares of Common Stock, $.001 par value, all of which are issued and outstanding. All issued and outstanding shares of PetCare Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. PetCare has outstanding no bonds, debentures or other obligations the holders of which have any right to vote with the shareholders of PetCare on any matter. PetCare has issued and outstanding no bonds, debentures or other obligations which are convertible or exchangeable into or exercisable for securities of PetCare having the right to vote.


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
          c. Corporate Authority. Subject only to the approval of this Agreement by the holders of all of the issued and outstanding shares of Common Stock of PetCare, PetCare and Triangle each has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein.

          d. Governmental Filings; No Violations.

          (i) Other than filings required to be made by Triangle under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a filing with the Securities and Exchange Commission ("SEC") of a notice on Form D of the SEC promulgated under the 1933 Act, no notices, reports or other filings are or will be required to be made by Triangle or PetCare with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Triangle or PetCare from any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign, in connection with this Agreement, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (ii) The execution, delivery and performance by Triangle or by PetCare of this Agreement does not, and the consummation by either corporation of any of the transactions contemplated herein will not constitute or result in (x) a breach or violation of, or a default under, its Articles of Incorporation or Bylaws, or (y) a breach or violation of, or acceleration or creation of a security interest or other encumbrance on its assets pursuant to any material agreement, lease or other obligation or any law, ordinance, regulation or judgment or decree or permit to which it is subject.

          e. Reports; Financial Statements; No Undisclosed Liabilities.

          (i) Triangle has delivered to PetCare each report, prepared by it since December 31, 1995 (the "Reports") and filed with the SEC. As of their respective dates (but including any change therein due to a Form 8 Amendment to a Report), the Reports of Triangle did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the Triangle financial statements included or incorporated by reference into its Reports fairly present the financial position of Triangle as of the date and for the periods set forth therein, in each case in accordance with generally accepted accounting principles.


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
          (ii) PetCare has delivered to Triangle unaudited financial statements prepared by PetCare for the period from inception through December 31, 1996. The PetCare financial statements fairly present the financial position of PetCare as of the date and for the period set forth therein, in accordance with generally accepted accounting principles.

          (iii) To the knowledge of its executive officers, except as disclosed in the Reports of Triangle, or in the case of PetCare as disclosed in the PetCare financial statements, neither corporation has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (iv) Since December 31, 1995, Triangle has filed with the SEC on a timely basis (including any extended filing date allowed by SEC Rule 12b-25) all quarterly, annual and interim Reports.

          f. Absence of Certain Events and Changes. Except as disclosed in its Reports filed with the SEC prior to the date of this Agreement, since December 31, 1995 Triangle has conducted its business only in the ordinary and usual course, and there has not been any change or development which is reasonably likely to result in a Material Adverse Effect. PetCare has conducted its business only in the ordinary and usual course, and there has not been any change or development which is reasonably likely to result in a Material Adverse Effect.

          g. Compliance with Laws. Each has complied with all applicable laws, regulations, ordinances, judgments, orders or decrees applicable to it or its business, except where the failure to comply is not reasonably likely to have a Material Adverse Effect. To the knowledge of its officers, each has all permits and has made all filings, applications, and registrations with governmental or regulatory bodies that are required in order to permit it to carry on business as presently conducted, except for such failures which are not reasonably likely to have a Material Adverse Effect.

          h. Title to Assets. Each has good and marketable title to its assets (other than leased property), including intellectual property assets in the case of PetCare, except for such defects in title that are not reasonably likely to have a material adverse effect, and in the case of Triangle except for such title matters as are disclosed in its Reports.

          i. Litigation. In the case of Triangle, except as disclosed in its Reports filed with the SEC prior to the date hereof, and in the case of PetCare, except as disclosed in its financial statements or otherwise as has been disclosed in writing to Triangle, there are no suits, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Except, in the case of

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Triangle, as may be disclosed in its Reports, and in the case of PetCare, as may have been disclosed in writing to Triangle, there are no judgments or outstanding injunctions, or awards against it, its properties or business, which are reasonably likely to have a Material Adverse Effect.

          j. Taxes. All material federal, state, local and foreign tax returns required to be filed by or on behalf of it have been timely filed or requests for extensions have been timely filed and any such extension requests have been granted and not have expired. All such filed returns are complete and accurate in all material respects. All material taxes required to be shown on returns filed by it have been paid in full or have been recorded on its balance sheet and statement of earnings or income (in accordance with generally accepted accounting principles). As of the date of this Agreement, in the case of Triangle, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of it that, individually or in the aggregate, is reasonably likely to have a material adverse effect. All material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or have been recorded on its balance sheet and statement of earnings or income (in accordance with generally accepted accounting principles).

          k. Employee Benefits. The Reports filed by Triangle with the SEC, and the PetCare financial statements, disclose all bonus, deferred compensation, retirement, employee stock ownership, and other stock plans, as well as all material employment or similar provisions in any consulting plan.

          l. Brokers and Finders. Neither Triangle nor PetCare has employed any broker or finder in connection with the Exchange.

          5.2 Additional Representations and Warranties of PetCare. PetCare represents and warrants to Triangle that:

          a. PetCare Business Plan. The PetCare Business Plan has been carefully prepared by the officers and directors of PetCare. To the knowledge of such persons, after due inquiry of special counsel to PetCare, the proposed acquisition by PetCare of (or the management by PetCare of) the operating business assets of veterinary hospitals is legally viable in the State of New York, by means of a 'management contract' structure or otherwise.

          b. Letters of Intent to Acquire Veterinary Hospitals. The separate letters of intent for the acquisitions by PetCare of two veterinarian hospitals (Animal Health Center, Clifton Park, New York, and Saratoga Veterinary Hospital, Saratoga Springs, New York), copies of which have been delivered to Triangle, are in effect and shall be in effect as of the Effective Time. The officers and directors of PetCare believe that the financial statements of Animal Health Center, copies of which have been delivered to Triangle prior to the date hereof, fairly present the financial position of Animal Health Center as of the


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date and for the  periods  set  forth  therein,  in  accordance  with  generally accepted accounting principles.

     5.3 Representations and Warranties of the PetCare Shareholders. Each PetCare Shareholder represents and warrants to Triangle as follows:

          (a) He is acquiring the Triangle Shares for his account as a principal, for investment purposes only. No other person has an indirect beneficial interest in such shares.

          (b) He understands that the offer and sale of the Triangle Shares, by Triangle, pursuant to this Agreement is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the Act and the provisions of SEC Regulation D promulgated thereunder. In furtherance thereof, he represents and warrants to and agrees with Triangle as follows:

          (i) He has the financial ability to bear the economic risk of the investment in Triangle and he has no current need for liquidity with respect to the investment;

          (ii) He has read and understood the PetCare Business Plan, this Agreement, and the Reports of Triangle filed by Triangle since December 31, 1995. He acknowledges that the Triangle Shares are "restricted securities" under the 1933 Act, and accordingly cannot be resold absent registration under the 1933 Act or the availability of an exemption from such registration, which would have to be established to the reasonable satisfaction of Triangle.

                                   Article VI

                                    Covenants

     6.1 Interim Operations. Triangle and PetCare each covenants and agrees that from and after the date hereof until the Closing Date, or the termination of this Agreement, except as the other party otherwise consents or as otherwise may be contemplated by this Agreement:

          a. PetCare will continue to develop and implement its business plan, as set forth in the PetCare Business Plan previously delivered to Triangle.

          b. Triangle will continue to maintain existing relations with its stock transfer agent and audit firm.

          c. It will not (i) amend its Articles of Incorporation or Bylaws; (ii) split, combine or reclassify any outstanding capital stock; (iii) declare, set


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aside or pay any dividend with respect to its capital stock;  or (iv) repurchase shares of capital stock or securities convertible or exercisable for capital stock.

          d. It will not issue any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock.

          e. PetCare will not sell, mortgage or dispose of property or assets or encumber any property or assets or incur or modify any indebtedness or other liability other than in the ordinary course of business.

          f. In the case of Triangle, except as required by agreements disclosed in its Reports or otherwise disclosed in writing to PetCare, and in the case of PetCare except as required by agreements disclosed in the PetCare financial statements or otherwise disclosed in writing to Triangle, grant severance or termination pay to a director or officer.

     6.2 Information Supplied. PetCare agrees that none of the information to be supplied by it to Triangle concerning the PetCare Business Plan, or the officers or directors or holders of more than 5% of the outstanding securities of PetCare, or other information relating to PetCare, for use by Triangle in filing Reports, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6.3 Filing of Triangle Form 8-K Report. Triangle agrees to promptly prepare and file with the SEC a Current Report on Form 8-K upon the execution and delivery of this Agreement by the parties, including financial information about PetCare and pro forma financial information, as required by Form 8-K and the rules of the SEC.

     6.4 Access. Each party agrees to afford each other party's officers and other authorized representatives access until the Closing Date to its properties, books and records, and furnish information concerning its business, properties and personnel as may be reasonably requested. Each party will not use information obtained for any purpose unrelated to the transactions contemplated by this Agreement.

     6.5 Notification of Certain Matters. Each party will give prompt notice to the other party of any event that is reasonably likely to result in any Material Adverse Effect.

     6.6 Publicity. PetCare acknowledges Triangle will control distribution to the public of information concerning this Agreement and the transactions hereunder.


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     6.7 Expenses.  Each party shall pay its own expenses in connection with the
Exchange, except that PetCare shall pay the travel expenses of counsel to Triangle.

                                   Article VII

      Conditions to Closing, Closing Procedures, and Post-Closing Matters

     7.1 Conditions to Each Party's Obligation to Effect the Reorganization. The respective obligations of Triangle and PetCare to consummate the Exchange are subject to the following conditions.

          (a) Any consent or approval of third persons required for or in connection with this Agreement shall have been obtained.

          (b) No material litigation shall have been initiated against either party.

          (c) The representations and warranties of each party set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

     7.2 Closing Procedures. At the Closing,

          (a) Certificates for the shares of Common Stock of Triangle in the names of the officers, directors, and certain other persons (which shares are subject to the Lockup Agreement), and the Lockup Agreement as executed by such shareholders of Triangle, shall be delivered to counsel to Triangle.

          (b) Certificates of Representations and Warranties by the officers of PetCare shall be delivered to Triangle, and Certificates of Representations and Warranties by the officers of Triangle shall be delivered to PetCare, in each instance confirming the representations and warranties made by PetCare and Triangle as of the date of this Agreement.

          (c) Certificates for the Triangle Shares to be issued to the shareholders of PetCare on the Closing Date, and the Escrow Agreement as executed by all of the former shareholders of PetCare, shall be delivered to counsel to Triangle.

          (d) Triangle shall deliver to counsel for PetCare the resolutions of the board of directors of Triangle (i) approving the execution and delivery of this Agreement; (ii) authorizing the issuance of the Triangle Shares to the shareholders of PetCare as set forth on Exhibit 4.2; (iii) setting the record date for a Special Meeting of the shareholders of Triangle to vote upon a reverse stock split of the outstanding shares of Common Stock of Triangle, on a 1 for 200 basis, amending the Articles of Incorporation of Triangle to change its corporate name, and such other matters as determined by the board of directors of Triangle, (iv) directing preparation and distribution of the Notice of Special Meeting to the shareholders of record of Triangle on such

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record date; and (v) appointing  those persons who are the current  directors of
PetCare to the board of directors of Triangle, and accepting the subsequent resignations of the current directors of Triangle.

     (e) Counsel to Triangle shall deliver to PetCare, and counsel to PetCare shall deliver to Triangle, their respective legal opinions to the effects that:

          (i) Triangle, or PetCare, is a corporation duly organized and in good standing in the jurisdiction of its incorporation, and all issued and outstanding shares have been, and in the case of Triangle, the Triangle Shares to be issued at the Closing Date will be, issued as fully paid and nonassessable shares of the Common Stock of the corporation;

          (ii) The board of directors of the corporation has duly authorized this Agreement, and the exhibits hereto, and this Agreement is a valid agreement and is enforceable against the corporation (except in the event of proceedings commenced in bankruptcy or under other insolvency laws). The consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the corporation, or any note, indenture, mortgage, deed of trust or other agreement or instrument (however characterized or described) to which the corporation or its property is bound, or any law, order, or regulation known to such counsel of any agency, arbitration tribunal or court, domestic or foreign, having jurisdiction over the corporation or its property.

          (f) Triangle and PetCare shall execute and deliver to counsel for Triangle Articles of Share Exchange pursuant to Section 7-111- 105 of the CBCA, in the form attached to this Agreement as Exhibit 7.2(e).

     7.3 Post-Closing Procedures. After the Closing,

          (a) Counsel for Triangle shall file the Articles of Exchange with the Colorado Secretary of State.

          (b) Counsel for PetCare shall file such instruments or documents with the Delaware Secretary of State as may be required by the General Corporation Law of the State of Delaware.

          (c) The board of directors of Triangle shall elect new officers for Triangle, and shall notify the stock transfer agent (Corporate Stock Transfer, Inc., Denver, Colorado) of the change in directors and officers of such corporation.

          (d) Upon approval of the reverse split of the outstanding shares of Common Stock of Triangle and the subsequent filing of the Articles of Amendment to the Articles of Incorporation of Triangle, counsel to Triangle shall deliver


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to Corporate Stock Transfer,  Inc.(the stock transfer agent for Triangle) all of the certificates for the Triangle Shares which are subject to the Escrow Agreement and all of the certificates for the shares of Common Stock of Triangle which are subject to the Lockup Agreement, for reissue in the names of the record holders of such shares (taking into effect the reverse split and change of name of the corporation). Counsel to Triangle shall (i) cause the legend required by the Lockup Agreement to be placed on the new share certificates, and deliver the originals of such legended certificates to the persons and entities named in the Lockup Agreement; and (ii) hold the new share certificates for the shares subject to the Escrow Agreement pursuant to the terms thereof.

          (e) Subject to availability of the form, Triangle shall file with the SEC a registration statement on Form S-8 to register such number of shares of Common Stock of Triangle as may determined by the board of directors for issuance to employees and others.

                                  Article VIII

                                   Termination

     8.1 Termination by Mutual Consent. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Effective Time by the mutual consent of the boards of directors of PetCare and Triangle.

     8.2 Termination by Either PetCare or Triangle. This Agreement may be terminated and the reorganization may be abandoned by action of the board of directors of either PetCare or Triangle if the Exchange shall not have been consummated by January 31, 1997.

     8.3 Effect of Termination and Abandonment. If this Agreement is terminated pursuant to this Article VIII, no party shall have liability or further obligation to any other party, except for liability resulting from material and willful breach of any covenant, or the material falsity of any representation and warranty, contained herein. Each party shall bear its own expenses in the event of termination absent material and willful breach of any covenant, or the material falsity of any representation and warranty, contained herein.

                                   Article IX

                            Miscellaneous and General

     9.1 Survival. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Time, including but not limited to the Lockup Agreement and the Escrow Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the Exchange and shall not survive the Effective Time.


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
     9.2 Modification or Amendment. At any time prior to the Closing Date, the parties may modify or amend this Agreement, by written agreement executed and delivered.

     9.3 Waiver of Conditions. The conditions to each party's obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part.

     9.4 Counterparts. This Agreement may be executed in any number of separate counterparts.

     9.5 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     9.6 Notices. Any notice or document to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally upon confirmation of receipt, or on the third business day following the date of mailing if delivered by certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to other instructions agreed upon.

               a.  If to PetCare:

                      PetCare, Inc.
                      444 Madison Avenue, Suite 1710
                      New York, New York 10022

               b.  If to Triangle:

                      Triangle, Inc.
                      830 Northeast Loop 410, Suite 305B
                      San Antonio, Texas 78209

     9.7 Entire Agreement. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise.

     9.8 Captions and Exhibits. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof. The specific terms of any exhibit to this Agreement shall control the subject matter thereof, and shall supersede the description of the effect or operation any exhibit contained in the principal text of this Agreement.

     9.9 . Specific Performance. In the event of actual or threatened default in or breach of any term of this Agreement, the party which is or is to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to other rights and remedies at law or in equity. All such rights and remedies shall

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
be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, and that any defense in any action for specific performance that a remedy at law would be ages, are inadequate compensation for any loss, and that any defense in any action for specific performance that a performance that a remedy at law would be adequate is waived.adequate is waived.remedy at law would be adequate is waived.adequate is waived.

     9.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or otherwise not enforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner substantially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     9.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer any benefit, right or remedies on any person except for the parties hereto.

     9.12 Legal Proceedings. In the event of litigation hereunder, the prevailing party shall be entitled to recover, as part of the judgement on the dispute, reasonable attorneys' fees, and all costs of investigation and all court costs, from the adverse party or parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the corporate parties hereto, and by the other parties to this Agreement, on the date first above written.

PetCare, Inc.                               Triangle, Inc.

s/Ted Sprinkle, Jr.                                s/Robert K. Ellis
_____________________________               ________________________________
By:  Ted Sprinkle, Jr.,                     By: Robert K. Ellis, President
        President

PetCare Shareholders

s/Thomas LeVine
______________________
Thomas LeVine

s/Ted Sprinkle, Jr.
______________________
Ted Sprinkle, Jr.

s/Kenneth Rotondo
______________________
Kenneth Rotondo

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
s/Joseph Messina
______________________
Joseph J. Messina

s/Martin Saposnick
______________________
Martin I. Saposnick


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